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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our reports dated October 16, 2007 and August 13, 2007 for the Van Kampen Strategic Growth Fund and Van Kampen Pace Fund, respectively, in the Registration Statement on Form N-14 under the Securities Act of 1933 of the Van Kampen Pace Fund filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP

Chicago, Illinois
November 13, 2007